As filed with the Securities and Exchange Commission on June 13, 2001
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISUAL NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1837515 (I.R.S. Employer Identification No.)

2092 Gaither Road Rockville, Maryland (Address of principal executive offices)	20850 (Zip code)

Visual Networks, Inc. 1999 Employee Stock Purchase Plan
(As Amended, April 11, 2001)
(Full title of plan)

(Name, address and telephone
number of agent for service:)
Peter J. Minihane
Executive Vice President,
Chief Financial Officer and Treasurer

Visual Networks, Inc.
2092 Gaither Road
Rockville, Maryland 20850
(301) 296-2300	(Copy to:) Nancy A. Spangler, Esquire Piper Marbury Rudnick & Wolfe LLP 1850 Centennial Park Drive, Suite 610 Commerce Executive Park III Reston, Virginia 20191 (703) 390-5240

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered(1)(2)	Price Per Unit(3)	Offering Price(3)	Fee(3)(4)

Common Stock, $0.01 par value	750,000	$6.47	$4,852,500	$1,213.13

(1)	An aggregate of 1,150,000 shares of Common Stock may be offered or issued pursuant to the Visual Networks, Inc. 1999 Employee Stock Purchase Plan (As Amended, April 11, 2001), 400,000 of which were previously registered on Form S-8 (File No. 333-85031) and 750,000 of which are registered on this Form S-8.

(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests to be offered or sold pursuant to the Visual Networks, Inc. 1999 Employee Stock Purchase Plan (As Amended, April 11, 2001).

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Visual Networks, Inc. Common Stock reported on the Nasdaq National Market on June 5, 2001 (i.e., $6.47). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the Visual Networks, Inc. 1999 Employee Stock Purchase Plan (As Amended, April 11, 2001).

(4)	Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION OF DOCUMENTS BY REFERENCE

      In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Visual Networks, Inc. (the “Corporation” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-85031), with respect to securities offered pursuant to the Corporation’s 1999 Employee Stock Purchase Plan, are hereby incorporated by reference.

      All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Corporation’s Quarterly Report on Form 10-Q for the three months ended June 30, 1999 (File No. 000-23699))

4.1.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Corporation’s Registration Statement on Form S-4 (File No. 333-33946))

4.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Corporation’s Registration Statement on Form S-1, as amended (File No. 333-41517))

4.3	Visual Networks, Inc. 1999 Employee Stock Purchase Plan (As Amended, April 11, 2001) (incorporated by reference to Appendix B to the Corporation’s Proxy Statement on Form DEF 14A (File No. 000-23699))

5.1	Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Public Accountants (filed herewith)

24.1	Power of Attorney (filed herewith)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 11th day of June, 2001.

VISUAL NETWORKS, INC

By: /s/ Scott Stouffer
Scott E. Stouffer President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Visual Networks, Inc. 1999 Employee Stock Purchase Plan (As Amended, April 11, 2001) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reston, Commonwealth of Virginia, on the 11th day of June, 2001.

VISUAL NETWORKS, INC. 1999 Employee Stock Purchase Plan (As Amended, April 11, 2001)

All the members of the Compensation Committee of the Board of Directors of Visual Networks, Inc.

By: /s/ Nancy A. Spangler
Nancy A. Spangler Attorney-In-Fact

      Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott E. Stouffer Scott E. Stouffer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 11, 2001

/s/ Peter J. Minihane Peter J. Minihane	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 11, 2001

      A majority of the Board of Directors (Scott E. Stouffer, Peter J. Minihane, Grant G. Behrman, Mark F. Benson, Ted H. McCourtney and William J. Smith).

Date:	June 11, 2001	By:	/s/Nancy A. Spangler
Nancy A. Spangler Attorney-In-Fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Corporation’s Quarterly Report on Form 10-Q for the three months ended June 30, 1999 (File No. 000-23699))

4.1.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Corporation’s Registration Statement on Form S-4 (File No. 333-33946))

4.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Corporation’s Registration Statement on Form S-1, as amended (File No. 333-41517))

4.3	Visual Networks, Inc. 1999 Employee Stock Purchase Plan (As Amended, April 11, 2001) (incorporated by reference to Appendix B to the Corporation’s Proxy Statement on Form DEF 14A (File No. 000-23699))

5.1	Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Public Accountants (filed herewith)

24.1	Power of Attorney (filed herewith)